Exhibit 10.10
PROMISSORY NOTE

DEFINED TERMS

Execution Date: January 18, 2018	City and State of Signing: Newport Beach, California
Loan Amount:   The Loan shall be in a maximum aggregate principal amount of up to $51,400,000, which shall consist of an Initial Loan Amount (as defined in the Loan Agreement) of $45,000,000, and the Future Loan Amount Due To Conditional Advances (as defined in the Loan Agreement) in an amount up to, but not exceeding, $6,400,000 (defined in the Loan Agreement as the "Maximum Future Loan Amount"). The Future Loan Amount Due To Conditional Advances shall be funded in installments as provided in the Loan Agreement.

Borrower: KBSGI 421 SW 6TH AVENUE, LLC, a Delaware limited liability company
Borrower’s Address:
KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Clint Copulos, Vice President of Asset Management

With a copy to:

KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Todd Smith, VP, Controller REIT Corporate Accounting

And to:

KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Bryce Lin, Director of Finance and Reporting

And to:

Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

Promissory Note – Page 1

Holder: METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation
Holder’s Address:
Metropolitan Life Insurance Company
One MetLife Way
Whippany, New Jersey 07981-1449
Attention: Senior Vice President
   Real Estate Investors
   Re: 125 E. John Carpenter Freeway and
   5100 N. O’Connor Blvd.

With a copy to:
Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Vice President
And to:

Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Associate General Counsel

Note: This Promissory Note.
Security Instrument: Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing dated as of the Execution Date granted by Borrower to the Trustee named in the Deed of Trust for the benefit of Holder and all renewals, amendments, modifications, restatements and extensions thereof.
Loan Agreement: Loan Agreement dated as of the Execution Date by and between Borrower and Holder and all renewals, amendments, modifications, restatements and extensions thereof.
Loan Documents: This Note, the Loan Agreement, the Security Instrument and any other documents related to this Note, the Loan Agreement and/or the Security Instrument and all renewals, amendments, modifications, restatements and extensions of these documents.  Guaranty: Guaranty of Recourse Obligations dated as of the Execution Date and executed by Liable Parties (as defined in the Loan Agreement) in favor of Holder and all renewals, amendments, modifications, restatements and extensions thereof.
 Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Holder and all renewals, amendments, modifications, restatements and extensions thereof.
The Indemnity Agreement and Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.

Promissory Note – Page 2

FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder, at Holder's Address or such other place as Holder may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.

Capitalized terms which are not defined in this Note shall have the meanings set forth in the Loan Agreement.
1.Payment of Principal and Interest. Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article II of the Loan Agreement and the outstanding balance of the principal sum of this Note and, all accrued and unpaid interest thereon, and all other sums evidenced by this Note or secured by the Security Instrument and/or any other Loan Documents as well as any future advances under the Security Instrument that may be made to or on behalf of Borrower by Holder following the Advance Date shall be due and payable on the Maturity Date.
2.Security. The covenants of the Security Instrument are incorporated by reference into this Note. This Note shall evidence, and the Security Instrument shall secure, the Secured Indebtedness.
3.Acceleration Upon Default. The provisions of Section 2.6 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.
4.Limitation on Interest. The provisions of Section 2.8 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.
5.Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Loan Agreement.
6.Exculpation. The provisions of Section 12.20 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.
7.Waiver by Borrower. Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

Promissory Note – Page 3

8.Exercise of Rights. No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Holder shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Holder may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.
9.Fees and Expenses. If Borrower defaults under this Note, Borrower shall be personally liable for and shall pay to Holder, in addition to the sums stated above, the reasonable costs and expenses of enforcement and collection, including a reasonable sum as an attorney's fee. This obligation is not limited by Section 12.20 of the Loan Agreement.
10.No Amendments. This Note may not be modified or amended except in a writing executed by Borrower and Holder. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Holder.
11.Governing Law. This Note is to be construed and enforced in accordance with the laws of the State.
12.Construction. The words "Borrower" and "Holder" shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.
13.Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Loan Agreement.
14.Time of the Essence. Time shall be of the essence with respect to all of Borrower's obligations under this Note.
15.Severability. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Holder may, at its option, declare the Secured Indebtedness (together with the prepayment fee, if any) immediately due and payable.
16.Members and Partners of Borrower. Notwithstanding anything stated to the contrary in this Note, excluding the obligations of Liable Party under the Guaranty Agreement, for which Liable Party shall remain liable, under no circumstances shall the

Promissory Note – Page 4

constituent partners, members or shareholders in Borrower (direct or indirect) have any liability for the payment or performance of any of Borrower’s obligations hereunder.
17.ORAL LOAN AGREEMENTS. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY HOLDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY HOLDER TO BE ENFORCEABLE.

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Promissory Note – Page 5

IN WITNESS WHEREOF, THIS NOTE has been executed by Borrower as of the Execution Date.

BORROWER:

KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company

By:	KBSGI REIT ACQUISITION II, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Promissory Note – Signature Page